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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Crown Cork & Seal                               Crown Cork & Seal
        Finance PLC                                     Company, Inc.
  (Exact name of registrant                       (Exact name of registrant
  as specified in its charter)                    as specified in its charter)

 England & Wales      Not applicable         Pennsylvania         23-1526444
 ---------------      --------------         ------------         ----------
   (State of         (IRS Employer            (State of          (IRS Employer
 incorporation       Identification No.)     incorporation       Identification
or organization)                           or organization)         No.)

      Downsview, Wantage,                             9300 Ashton Road,
      -------------------                             -----------------
       Oxon UK  OX12 9BL                           Philadelphia, PA  19136
       -----------------                           -----------------------
     (Address of principal                          (Address of principal
   executive offices)  (Zip Code)                executive offices)  (Zip Code)



         If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

         If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]


        Securities to be registered                 Securities to be registered
         pursuant to Section 12(b)                   pursuant to Section 12(b)
              of the Act:                                  of the Act:


Title of each class to be    Name of each exchange on which each    Title of each class           Name of each exchange on which
  so registered                   class is to be registered          to be so registered            each class is to be registered
  -------------                   -------------------------          ----------------               ------------------------------
6 3/4 % Notes Due 2003        New York Stock Exchange, Inc.          Guarantees of 6 3/4 % Notes
                                                                     Due 2003                       New York Stock Exchange, Inc.

7 % Notes Due 2006            New York Stock Exchange, Inc.          Guarantees of 7 % Notes
                                                                     due 2006                       New York Stock Exchange, Inc.

Securities to be registered pursuant       Securities to be registered pursuant
   to Section 12(g) of the Act.               to Section 12(g) of the Act:

              None                                      None


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                                  Page 1 of 4
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Item 1. Description of Registrant's Securities to be Registered.

     A description of Crown Cork & Seal Finance PLC's ("Crown UK") 6 3/4 % Notes Due 2003 and 7 % Notes Due 2006 (collectively, the "Notes") and Crown Cork & Seal Company, Inc.'s ("Crown" and, together with Crown UK, the "Registrants") irrevocable and unconditional guarantees of the Notes is set forth under the caption "Description of Debt Securities and Guarantees" in both the Prospectus and the Prospectus Supplement constituting a part of the Registrants' Registration Statement on Form S-3 (No. 333-16869), as amended, and under the same headings the Registrants' Prospectus and Prospectus Supplement filed pursuant to 424(b)(l), which description is hereby incorporated herein by reference.


Item 2.  Exhibits

Exhibit Number                Description of Exhibit
--------------                ----------------------

     3.1             Memorandum and Articles of Association of Crown
                     Cork & Seal Finance PLC.

     4.1 Form of Indenture, including a form of Note, among the Registrants, Crown Cork & Seal Finance S.A., a societe anonyme organized under the laws of the Republic of France and the Bank of New York, a New York banking corporation, as trustee (previously filed as Exhibit 4.1 to the Registrants' Current Report on Form 8-K, dated December 17, 1996, and hereby incorporated herein by reference).

     4.2 Form of Bearer Security Depositary Agreement among the Registrants and The Bank of New York, a New York banking corporation, as Bearer Security Depositary (previously filed as Exhibit 6.2 to the Registrants' Registration Statement on Form S-3 (No. 333-16869), as amended, and hereby incorporated by reference herein).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



                                        CROWN CORK & SEAL FINANCE PLC


                                     By: /s/ Alan W. Rutherford
                                        ---------------------------------------
                                        Alan W. Rutherford
                                        Managing Director



                                        CROWN CORK & SEAL COMPANY, INC.


                                     By: /s/ Alan W. Rutherford
                                        --------------------------------------
                                        Alan W. Rutherford
                                        Executive Vice President and
                                        Chief Financial Officer



DATE:  December 13, 1996

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                                EXHIBITS INDEX


Exhibit Number                        Description
--------------                        -----------

     3.1                  Memorandum and Articles of Association
                             of Crown Cork & Seal Finance PLC.